Exhibit 99.1

NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1689

Media contact:	Investor contact:
Fred Solomon	Max Kuniansky
Manager, Corporate Communications	Executive Director, Investor Relations
Phone: (724) 838-6650	and Corporate Communications
Media Hotline: 1-888-233-3583	Phone: (724) 838-6895
E-Mail: fsolomo@alleghenyenergy.com	E-Mail: mkunian@alleghenyenergy.com

Allegheny Energy Reports Fourth-Quarter and Full-Year 2004 Results

GREENSBURG, Pa., February 17, 2005 — Allegheny Energy, Inc. (NYSE: AYE) today announced consolidated net income of $72.4 million, or $0.48 per diluted share, for the fourth quarter of 2004, compared with a net loss of $13.7 million, or $0.11 per share, for the same period in 2003.

Results for the fourth quarter of 2004 include a one-time gain of $59.4 million (after-tax) for the sale of an equity interest and power rights in the Ohio Valley Electric Corporation (OVEC). To provide a better understanding of core results and trends, Allegheny Energy also reported adjusted financial results, which are non-GAAP financial measures. Adjusted net income from continuing operations was $30.0 million, or $0.22 per share, for the fourth quarter of 2004. These adjusted results exclude the OVEC gain ($94.8 million, pre-tax), a $9.2 million (pre-tax) charge for accelerated amortization of deferred financing costs and a $3.9 million (pre-tax) charge for employee severance costs.

For the fourth quarter of 2003, the adjusted net loss from continuing operations was $17.7 million, or a loss of $0.14 per diluted share. The 2003 adjusted results exclude income of $19.9 million (pre-tax) resulting from a payment to Allegheny in connection with a hydro generation facility.

A reconciliation of these non-GAAP financial measures to results reported in accordance with GAAP is attached to this release.

“We ended 2004 with a solid fourth quarter,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “We earned a profit on core operations, completed the sale of two non-strategic assets, and made further progress towards our debt reduction goal. The high performance initiatives that we launched last year should drive improved profitability in 2005 and beyond.”

Allegheny Energy’s goals include reducing debt by $1.5 billion by year-end 2005. The company achieved $1.2 billion of the $1.5 billion target over the period December 1, 2003 through January 31, 2005.

1

Fourth Quarter Results

Income from continuing operations before income taxes and minority interest was $139.7 million for the fourth quarter of 2004, an increase of $123.2 million compared with the same period in 2003. Key factors contributing to the improved results include the $94.8 million OVEC gain and the following:

•	Operating revenues increased by $21.8 million, driven primarily by an increase in customers and power prices.

•	Operations and maintenance expense decreased by $17.0 million, largely due to lower costs for insurance, materials and supplies. These lower expenses were partially offset by the aforementioned $3.9 million severance charge.

•	Interest expense decreased by $17.1 million due both to a lower debt balance and reduced borrowing rates, which were partly offset by the $9.2 million charge for financing fees.

•	Fuel, purchased power and transmission expense increased by $26.4 million. The increase was largely due to the $19.9 million generation facility payment, which Allegheny recorded as an offset to 2003 purchased power expense.

Adjusted earnings from continuing operations before interest, taxes, depreciation and amortization (adjusted EBITDA) for the fourth quarter of 2004 were $221.8 million, excluding the OVEC gain, severance costs and loss from discontinued operations. For the fourth quarter of 2003, adjusted EBITDA was $185.6 million, excluding the generation facility payment and loss from discontinued operations. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of EBITDA to GAAP financial measures and details on the calculation of EBITDA, see the reconciliation of non-GAAP financial measures attached to this release.

Fourth Quarter Segment Results

Delivery and Services: The Delivery and Services segment reported income from continuing operations of $33.7 million for the fourth quarter of 2004, an increase of $5.9 million compared to the same quarter of the prior year. Kilowatt-hour sales increased by 1.2 percent and operating revenues increased by $16.4 million as a result of growth in customers and higher commercial and industrial usage, partially offset by milder weather. Segment results also benefited from a $13.5 million decrease in operations and maintenance expense, primarily due to lower costs for insurance and contract work. Taxes other than income taxes decreased by $4.2 million due to the absence of a $4.5 million charge in 2003 for a revenue assessment at Potomac Edison. Purchased power costs increased by $28.8 million, reflecting increased demand and the absence of the $19.9 million payment received in the fourth quarter of 2003.

Generation and Marketing: The Generation and Marketing segment reported income from continuing operations of $47.6 million in the fourth quarter of 2004, an increase of $81.0 million compared to the fourth quarter of 2003. The increase was largely a result of the OVEC gain. Segment results also benefited from an $18.4 million increase in operating revenue due to increased sales to the Delivery and Services segment. Interest expense decreased by $16.0 million, reflecting lower borrowing rates, lower debt outstanding and the charge for financing fees. These benefits were partly offset by an $8.2 million increase in fuel costs and a $3.6 million increase in depreciation and amortization.

Discontinued Operations: For the fourth quarter of 2004, Allegheny Energy reported an $8.8 million loss on discontinued operations, compared to an $8.1 million loss in the same quarter of the prior year. These results reflect the operating performance of the West Virginia natural gas operations and Allegheny Energy’s Midwest generating facilities.

2

Twelve-Month Consolidated Results

For the twelve months ended December 31, 2004, Allegheny Energy reported a consolidated net loss of $310.6 million, or $1.83 per diluted share, compared to a consolidated net loss of $355.0 million, or $2.80 per share, in 2003. Results for 2004 included losses from discontinued operations, consisting largely of asset impairment charges, associated with the Midwest generating facilities and West Virginia natural gas operations. The 2003 loss included the cost of exiting Western energy markets.

Adjusted net income from continuing operations for 2004 was $49.3 million, or $0.47 per diluted share, compared to an adjusted net loss from continuing operations of $47.2 million, or $0.37 per share, for 2003. Adjusted net income from continuing operations is a non-GAAP financial measure, and excludes losses from discontinued operations and other items described in the attached reconciliation of non-GAAP financial measures.

Reconciliation of Non-GAAP Financial Measures

This news release and the attached table include non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G. Where noted, we present financial information on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future. We also present EBITDA as an additional measure of our operating performance.

Users of this financial information should consider the types of events and transactions for which adjustments have been made. Neither the adjusted information nor EBITDA should be considered in isolation or viewed as substitutes for or superior to net income or other data prepared in accordance with GAAP as measures of our operating performance or liquidity. In addition, neither the adjusted information nor EBITDA are necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, we have attached tables that reconcile non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

Investor Conference Call

Allegheny Energy will comment further on these results in an investor conference call at 9:30 a.m. Eastern Time on Friday, February 18, 2005. To listen to a live Internet broadcast of the call, visit www.alleghenyenergy.com. A taped replay of the call will be available after the live broadcast.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned utility consisting of two major businesses. Allegheny Energy Supply owns and operates electric generating facilities, and Allegheny Power delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland, Virginia and Ohio. For more information, visit our Web site at www.alleghenyenergy.com.

3

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s delivery business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; capacity purchase commitments; results of operations; capital expenditures; status and condition of plants and equipment; regulatory matters; internal controls and procedures; and accounting issues. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Factors that could cause actual results to differ materially include, among others, the following: changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers and suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participant rules and tariffs; the effect of accounting policies issued periodically by accounting standard-setting bodies; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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4

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

Consolidated Statements Of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Operating revenues	$688,497	$666,664	$2,756,121	$2,182,294

Operating expenses:
Fuel consumed in electric generation	148,482	140,272	614,422	592,007
Purchased power and transmission	81,605	63,383	328,421	312,909
Gain on sale of OVEC power agreement and shares	(94,826)	—	(94,826)	—
Deferred energy costs, net	(231)	(2,500)	204	(1,737)
Operations and maintenance	194,579	211,556	818,434	985,385
Depreciation and amortization	76,531	73,496	299,425	286,200
Taxes other than income taxes	51,146	56,005	200,811	203,909

Total operating expenses	457,286	542,212	2,166,891	2,378,673

Operating income (loss)	231,211	124,452	589,230	(196,379)

Other income and expenses, net	8,924	9,535	24,522	105,989

Interest expense and preferred dividends:
Interest expense	99,218	116,250	400,196	422,792
Preferred dividend requirements of subsidiary	1,259	1,259	5,037	5,037

Total interest expense and preferred dividends	100,477	117,509	405,233	427,829

Income (loss) from continuing operations before income taxes and minority interest	139,658	16,478	208,519	(518,219)

Income tax expense (benefit) from continuing operations	54,473	20,127	79,669	(202,171)

Minority interest in net income (loss) of subsidiaries	3,922	1,948	(882)	(7,174)

Income (loss) from continuing operations	81,263	(5,597)	129,732	(308,874)

Loss from discontinued operations, net of tax	(8,841)	(8,057)	(440,330)	(25,340)

Income (loss) before cumulative effect of accounting changes	72,422	(13,654)	(310,598)	(334,214)

Cumulative effect of accounting changes, net of tax	—	—	—	(20,765)

Net income (loss)	$72,422	$(13,654)	$(310,598)	$(354,979)

Basic weighted average common shares outstanding	136,829,844	126,968,238	129,485,679	126,848,253
Diluted weighted average common shares outstanding	164,708,597	126,968,238	156,491,690	126,848,253

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.59	$(0.05)	$1.00	$(2.44)
Loss from discontinued operations, net of tax	(0.06)	(0.06)	(3.40)	(0.20)
Cumulative effect of accounting changes, net of tax	—	—	—	(0.16)

Net income (loss) per common share	$0.53	$(0.11)	$(2.40)	$(2.80)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.53	$(0.05)	$0.99	$(2.44)
Loss from discontinued operations, net of tax	(0.05)	(0.06)	(2.82)	(0.20)
Cumulative effect of accounting changes, net of tax	—	—	—	(0.16)

Net income (loss) per common share	$0.48	$(0.11)	$(1.83)	$(2.80)

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	As of December 31,
(In thousands)	2004	2003
ASSETS

Current Assets:
Cash and cash equivalents	$189,482	$528,612
Accounts receivable:
Customer	164,666	203,801
Unbilled utility revenues	145,498	172,891
Wholesale and other	32,966	46,257
Allowance for uncollectible accounts	(19,854)	(29,329)
Materials and supplies	100,054	109,651
Fuel, including stored gas	61,812	98,097
Deferred income taxes	44,590	44,610
Prepaid taxes	46,900	46,405
Assets held for sale	150,031	—
Collateral deposits	88,708	51,175
Commodity contracts	13,523	24,390
Restricted funds	228,857	120,873
Regulatory assets	37,626	68,665
Other	20,273	31,186

Total current assets	1,305,132	1,517,284

Property, Plant and Equipment, Net:
Generation	5,695,851	6,597,195
Transmission	1,015,751	1,010,062
Distribution	3,366,217	3,549,813
Other	463,515	525,092
Accumulated depreciation	(4,341,282)	(4,377,917)

Subtotal	6,200,052	7,304,245
Construction work in progress	102,966	149,232

Total property, plant and equipment, net	6,303,018	7,453,477

Investments and Other Assets:
Assets held for sale	340,457	—
Goodwill	367,287	367,287
Investments in unconsolidated affiliates	29,991	51,479
Intangible assets	33,215	41,710
Other	46,628	45,007

Total investments and other assets	817,578	505,483

Deferred Charges:
Commodity contracts	3,667	5,536
Regulatory assets	562,843	577,691
Other	52,902	112,425

Total deferred charges	619,412	695,652

Total Assets	$9,045,140	$10,171,896

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (continued)

(unaudited)

	As of December 31,
(In thousands)	2004	2003
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Short-term debt	$—	$53,610
Long-term debt due within one year	385,142	544,843
Accounts payable	223,584	281,514
Accrued taxes	112,866	98,227
Commodity contracts	40,835	41,486
Regulatory liabilities	—	2,229
Liabilities associated with assets held for sale	37,471	—
Other	205,808	259,034

Total current liabilities	1,005,706	1,280,943

Long-term Debt	4,540,764	5,127,437

Deferred Credits and Other Liabilities:
Commodity contracts	56,501	61,125
Investment tax credit	83,307	89,826
Deferred income taxes	635,374	860,323
Obligations under capital leases	23,788	32,483
Regulatory liabilities	453,913	436,118
Adverse power purchase commitment	201,377	218,105
Liabilities associated with assets held for sale	89,356	—
Other	505,620	462,220

Total deferred credits and other liabilities	2,049,236	2,160,200

Minority Interest	21,618	13,457

Preferred Stock of Subsidiary	74,000	74,000

Common Stockholders’ Equity:
Common stock	171,788	158,761
Other paid-in capital	1,600,215	1,447,830
Retained (deficit) earnings	(307,690)	2,910
Treasury stock	(1,756)	(1,438)
Accumulated other comprehensive loss	(108,741)	(92,204)

Total common stockholders’ equity	1,353,816	1,515,859

Total Liabilities and Stockholders’ Equity	$9,045,140	$10,171,896

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

RESULTS BY BUSINESS SEGMENT

THREE MONTHS ENDED DECEMBER 31,

(unaudited)

(In millions)	Delivery & Services	Generation & Marketing	Eliminations	Total
2004
Operating revenues	$694.9	$378.3	$(384.7)	$688.5
Fuel consumed in electric generation	—	(148.5)	—	(148.5)
Purchased power and transmission	(442.7)	(21.2)	382.3	(81.6)
Gain on assignment of OVEC power agreement and shares	—	94.8	—	94.8
Deferred energy costs, net	0.2	—	—	0.2
Operations and maintenance	(95.1)	(101.9)	2.4	(194.6)
Depreciation and amortization	(37.6)	(38.9)	—	(76.5)
Taxes other than income taxes	(31.8)	(19.2)	—	(51.0)

Operating income	87.9	143.4	—	231.3
Other income and (expenses), net	8.8	0.3	(0.2)	8.9
Interest expense and preferred dividends	(32.2)	(68.4)	0.1	(100.5)

Income (loss) from continuing operations before income taxes and minority interest	64.5	75.3	(0.1)	139.7
Income tax expense from continuing operations	(30.8)	(23.7)	—	(54.5)
Minority interest in net income of subsidiaries	—	(4.0)	—	(4.0)

Income (loss) from continuing operations	33.7	47.6	(0.1)	81.2
Income (loss) from discontinued operations, net of tax	1.4	(10.3)	0.1	(8.8)

Net income	$35.1	$37.3	$—	$72.4

2003
Operating revenues	$678.5	$359.9	$(371.7)	$666.7
Fuel consumed in electric generation	—	(140.3)	—	(140.3)
Purchased power and transmission	(413.9)	(19.3)	369.8	(63.4)
Deferred energy costs, net	2.5	—	—	2.5
Operations and maintenance	(108.6)	(104.8)	1.8	(211.6)
Depreciation and amortization	(38.2)	(35.3)	—	(73.5)
Taxes other than income taxes	(36.0)	(20.0)	—	(56.0)

Operating income (loss)	84.3	40.2	(0.1)	124.4
Other income and expenses, net	7.8	1.7	0.1	9.6
Interest expense and preferred dividends	(33.1)	(84.4)	—	(117.5)

Income (loss) from continuing operations before income taxes and minority interest	59.0	(42.5)	—	16.5
Income tax (expense) benefit from continuing operations	(31.2)	11.1	—	(20.1)
Minority interest in net income of subsidiaries	—	(2.0)	—	(2.0)

Income (loss) from continuing operations	27.8	(33.4)	—	(5.6)
Income (loss) from discontinued operations, net of tax	1.2	(9.3)	—	(8.1)

Net income (loss)	$29.0	$(42.7)	$—	$(13.7)

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

RESULTS BY BUSINESS SEGMENT

YEAR ENDED DECEMBER 31,

(unaudited)

(In millions)	Delivery & Services	Generation & Marketing	Eliminations	Total
2004
Operating revenues	$2,764.1	$1,538.7	$(1,546.7)	$2,756.1
Fuel consumed in electric generation	—	(614.4)	—	(614.4)
Purchased power and transmission	(1,779.0)	(86.2)	1,536.8	(328.4)
Gain on assignment of OVEC power agreement and shares	—	94.8	—	94.8
Deferred energy costs, net	(0.2)	—	—	(0.2)
Operations and maintenance	(404.3)	(424.1)	9.9	(818.5)
Depreciation and amortization	(148.8)	(150.6)	—	(299.4)
Taxes other than income taxes	(128.5)	(72.3)	—	(200.8)

Operating income	303.3	285.9	—	589.2
Other income and (expenses), net	23.1	1.7	(0.3)	24.5
Interest expense and preferred dividends	(129.2)	(276.2)	0.2	(405.2)

Income (loss) from continuing operations before income taxes and minority interest	197.2	11.4	(0.1)	208.5
Income tax (expense) benefit from continuing operations	(79.9)	0.2	—	(79.7)
Minority benefit in net loss of subsidiaries	—	0.9	—	0.9

Income (loss) from continuing operations	117.3	12.5	(0.1)	129.7
(Loss) income from discontinued operations, net of tax	(14.0)	(426.4)	0.1	(440.3)

Net income (loss)	$103.3	$(413.9)	$—	$(310.6)

2003
Operating revenues	$2,705.8	$956.2	$(1,479.7)	$2,182.3
Fuel consumed in electric generation	—	(592.0)	—	(592.0)
Purchased power and transmission	(1,709.2)	(76.1)	1,472.4	(312.9)
Deferred energy costs, net	1.6	—	—	1.6
Operations and maintenance	(454.5)	(538.2)	7.3	(985.4)
Depreciation and amortization	(152.2)	(134.0)	—	(286.2)
Taxes other than income taxes	(128.1)	(75.8)	—	(203.9)

Operating income (loss)	263.4	(459.9)	—	(196.5)
Other income and expenses, net	42.2	63.9	—	106.1
Interest expense and preferred dividends	(126.9)	(301.0)	—	(427.9)

Income (loss) from continuing operations before income taxes and minority interest	178.7	(697.0)	—	(518.3)
Income tax (expense) benefit from continuing operations	(76.1)	278.3	—	202.2
Minority benefit in net loss of subsidiaries	—	7.2	—	7.2

Income (loss) from continuing operations	102.6	(411.5)	—	(308.9)
Income (loss) from discontinued operations, net of tax	9.2	(34.5)	—	(25.3)
Cumulative effect of accounting changes, net of tax	(1.2)	(19.6)	—	(20.8)

Net income (loss)	$110.6	$(465.6)	$—	$(355.0)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(unaudited)

THREE MONTHS ENDED DECEMBER 31, 2004	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Income As Adjusted:
Income - GAAP basis	$139.7	$72.4	$0.48

Adjustments:
Gain on sale of OVEC power agreement and shares	(94.8)	(59.4)
Write-off of deferred financing costs[1]	9.2	5.8
Severance accrual[2]	3.9	2.4
Loss from discontinued operations		8.8

As Adjusted	$58.0	$30.0	$0.22

Calculation of EBITDA As Adjusted:
Net Income - GAAP basis		$72.4
Interest expense and preferred dividends		100.5
Income tax expense		54.5
Depreciation and amortization		76.5

EBITDA		303.9
Gain on sale of OVEC power agreement and shares		(94.8)
Severance accrual		3.9
Loss from discontinued operations		8.8

Adjusted EBITDA		$221.8

THREE MONTHS ENDED DECEMBER 31, 2003	INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET LOSS	DILUTED LOSS PER SHARE
Calculation of Income (Loss) As Adjusted:
Income (Loss) - GAAP basis	$16.5	$(13.7)	$(0.11)

Adjustments:
Receipt of payment from PURPA hydro facility[3]	(19.9)	(12.1)
Loss from discontinued operations		8.1

As Adjusted	$(3.4)	$(17.7)	$(0.14)

Calculation of EBITDA As Adjusted:
Net Loss - GAAP basis		$(13.7)
Interest expense and preferred dividends		117.5
Income tax expense		20.1
Depreciation and amortization		73.5

EBITDA		197.4
Receipt of payment from PURPA hydro facility		(19.9)
Loss from discontinued operations		8.1

Adjusted EBITDA		$185.6

FOOTNOTES:

[1]	This amount is included in Interest expense on the Consolidated Statement of Operations.
[2]	This amount is included in Operations and maintenance expense on the Consolidated Statement of Operations.
[3]	This amount is included in Purchased power and transmission expense on the Consolidated Statement of Operations.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(unaudited)

YEAR ENDED DECEMBER 31, 2004	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET (LOSS) INCOME	DILUTED (LOSS) INCOME PER SHARE
Calculation of Income (Loss) As Adjusted:
Income (Loss) - GAAP basis	$208.5	$(310.6)	$(1.83)

Adjustments[1]:
Gain on California contract escrow release[2]	(68.1)	(42.7)
Write-off of deferred financing costs[3]	23.3	14.6
Gain on land sale, New York office space charge (net)[4]	(4.2)	(2.6)
Loss on release of gas pipeline capacity[5]	11.7	7.3
Gain on sale of OVEC power agreement and shares	(94.8)	(59.4)
Severance accrual[6]	3.9	2.4
Loss from discontinued operations		440.3

As Adjusted	$80.3	$49.3	$0.47

Calculation of EBITDA As Adjusted:
Net Loss - GAAP basis		$(310.6)
Interest expense and preferred dividends		405.2
Income tax expense		79.7
Depreciation and amortization		299.4

EBITDA		473.7
Gain on California contract escrow release		(68.1)
Gain on land sale, New York office space charge (net)		(4.2)
Loss on release of gas pipeline capacity		11.7
Gain on sale of OVEC power agreement and shares		(94.8)
Severance accrual		3.9
Loss from discontinued operations		440.3

Adjusted EBITDA[1]		$762.5

YEAR ENDED DECEMBER 31, 2003	LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET LOSS	DILUTED LOSS PER SHARE
Calculation of Loss As Adjusted:
Loss - GAAP basis	$(518.2)	$(355.0)	$(2.80)

Adjustments[7]:
Gain on SFAS 71[8]	(75.8)	(45.9)
Loss on assets retired/held for sale[4]	37.5	22.7
Special termination and other benefits[6]	15.7	9.5
Impairment of New York office[6]	4.6	2.8
Losses on West Book and other exited trading activities[2]	434.9	263.6
Baltimore Gas & Electric contract termination costs[6]	32.0	19.4
Gain on land sale[8]	(9.5)	(5.8)
Receipt of payment from PURPA hydro facility[5]	(19.9)	(12.1)
Other6 & 9	12.6	7.6
Cumulative effect of accounting changes		20.7
Loss from discontinued operations		25.3

As Adjusted	$(86.1)	$(47.2)	$(0.37)

Calculation of EBITDA As Adjusted:
Net Loss - GAAP basis		$(355.0)
Interest expense and preferred dividends		427.8
Income tax benefit		(202.2)
Depreciation and amortization		286.2

EBITDA		156.8
Gain on SFAS 71		(75.8)
Loss on assets retired/held for sale		37.5
Special termination and other benefits		15.7
Impairment of New York office		4.6
Losses on West Book and other exited trading activities		434.9
Baltimore Gas & Electric contract termination costs		32.0
Gain on land sale		(9.5)
Receipt of payment from PURPA hydro facility		(19.9)
Other[9]		12.6
Cumulative effect of accounting changes		20.7
Loss from discontinued operations		25.3

Adjusted EBITDA[7]		$634.9

FOOTNOTES:

[1]	Not adjusted for $8.8 million of charges related to Allegheny Ventures for write-downs of inventory and discontinued product ($4.3 million), equity interests ($1.9 million) and adjustments in revenue recognition for a percentage of completion contract ($2.6 million).
[2]	These amounts are included in Operating revenues on the Consolidated Statements of Operations.
[3]	This amount is included in Interest expense on the Consolidated Statement of Operations.
[4]	These amounts are included in Operations and maintenance expense and Other income, net, on the Consolidated Statements of Operations.
[5]	These amounts are included in Purchased power and transmission expense on the Consolidated Statements of Operations.
[6]	These amounts are included in Operations and maintenance expense on the Consolidated Statements of Operations.
[7]	Not adjusted for estimated energy trading losses totaling $34.9 million. These losses were primarily the result of trading activities in the Western United States energy markets, which Allegheny exited in 2003.
[8]	These amounts are included in Other income, net, on the Consolidated Statement of Operations.
[9]	Charges related to the St. Joseph’s generating plant lease ($2.0 million), additional Enron litigation reserves ($7.0 million) and additional costs attributable to asset sales ($3.6 million).

Allegheny Energy, Inc. and Subsidiaries

Operating Statistics

Unaudited

Three Months Ended December 31, 2004

	2004	2003	Change
Delivery and Services:
Electricity sales (million kWh)	11,851	11,713	+1.2%
Usage per customer (kWh):
Residential	2,974	2,972	+0.1%
Commercial	14,572	14,482	+0.6%
Industrial	193,632	192,723	+0.5%
Natural gas sales (mcf)	8,140	8,638	-5.8%

Generation & Marketing:
Generation (million kWh)	11,233	11,641	-3.5%

Unaudited 12 Months Ended December 31, 2004

	2004	2003	Change
Delivery and Services:
Electricity sales (million kWh)	47,222	46,514	+1.5%
Usage per customer (kWh):
Residential	12,038	11,835	+1.7%
Commercial	59,757	58,713	+1.8%
Industrial	759,305	749,959	+1.2%
Natural gas sales (mcf)	27,218	29,590	-8.0%

Generation & Marketing:
Generation (million kWh)	46,162	48,334	-4.5%